EXHIBIT 99.1

POWER OF ATTORNEY

Know all by these present, that the each of the undersigned  hereby constitutes and appoints Richard B. Abshire, with full power of substitution, each of the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in each of the undersigned’s name and on each of the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling each of the undersigned to make electronic filings with the SEC of reports required by Section 16(a) or Section 13 of the Securities Exchange Act of 1934, as Amended (the “Exchange Act”) or any rule or regulation of the SEC;

(2) execute for and on behalf of each of the undersigned, in any and all capacities of each of the undersigned for the filing of Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder and Schedules 13D or 13G as may be required in accordance with Section 13 of the Exchange Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or such Schedules 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of each of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of each of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16  and Section 13 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file Forms 3, 4, and 5 or Schedules 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.  This Power of Attorney supersedes all previous Powers of Attorney relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 10th day of April, 2014.

/s/ Susan Adams Smith, Executor of the Estate of Kenneth Stanley Adams, Jr.
Susan Adams Smith, Executor of the Estate of Kenneth Stanley Adams, Jr.

/s/ Amy Adams Strunk, Executor of the Estate of Kenneth Stanley Adams, Jr.
Amy Adams Strunk, Executor of the Estate of Kenneth Stanley Adams, Jr.

/s/ Kenneth Stanley Adams, IV, Executor of the Estate of Kenneth Stanley Adams, Jr.
Kenneth Stanley Adams, IV, Executor of the Estate of Kenneth Stanley Adams, Jr.